Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q2 2023 Results

New York, NY – July 27, 2023 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter ended June 30, 2023.

Business Update

Markets continued their recovery during the second quarter of 2023, with Silvercrest concluding the quarter with Total Assets under Management (“AUM”) of $31.9 billion and Discretionary AUM of $21.5 billion. Discretionary AUM, which primarily drives revenue, increased $0.2 billion over the first quarter and has increased $0.6 billion or 2.9 % for the first half of 2023. Discretionary AUM has increased $1.1 billion or 5.4% year-over-year, since the second quarter of 2022. The firm's Total AUM increased by $3.2 billion or 11.2% over the second quarter of 2022, from $28.7 to $31.9 billion.

While the business is improving, most metrics remain down on a year-over-year basis as markets recover. Revenue, for example, fell 9.9% for the first half of 2023 compared with 2022. This decline in revenue affected Adjusted EBITDA1 and Adjusted Diluted Earnings per Share1, 2. Silvercrest’s Adjusted EBITDA Margin1 of 27.5% for the first half of 2023 remains historically healthy for the company, and represents a 5.8 % increase over the year-end 2022 Adjusted EBITDA1 Margin.

Silvercrest's pipeline of new business opportunities remain robust. We are focused on those opportunities as well as investments to drive future growth in the business.

On July 26, 2023, the Company’s Board of Directors declared a quarterly dividend of $0.19 per share of Class A common stock. The dividend will be paid on or about September 15, 2023 to shareholders of record as of the close of business on September 8, 2023.

Second Quarter 2023 Highlights

•
Total AUM of $31.9 billion, inclusive of discretionary AUM of $21.5 billion and non-discretionary AUM of $10.4 billion at June 30, 2023.
•
Revenue of $29.7 million.
•
U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $5.1 million and $3.1 million, respectively.
•
Basic and diluted net income per share of $0.33.
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)1 of $8.1 million.
•
Adjusted net income1 of $4.9 million.
•
Adjusted basic and diluted earnings per share1, 2 of $0.35 and $0.34, respectively.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

The table below presents a comparison of certain GAAP and non-GAAP (“Adjusted”) financial measures and AUM.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands except as indicated)	2023	2022	2023	2022
Revenue	$29,734	$32,173	$59,164	$65,683
Income before other income (expense), net	$6,518	$11,900	$13,269	$27,339
Net income	$5,135	$9,473	$10,445	$21,869
Net income margin	17.3%	29.4%	17.7%	33.3%
Net income attributable to Silvercrest	$3,085	$5,770	$6,289	$13,338
Net income per basic share	$0.33	$0.58	$0.66	$1.35
Net income per diluted share	$0.33	$0.58	$0.66	$1.35
Adjusted EBITDA[1]	$8,116	$9,163	$16,297	$19,413
Adjusted EBITDA Margin[1]	27.3%	28.5%	27.5%	29.6%
Adjusted net income[1]	$4,877	$5,799	$9,919	$12,451
Adjusted basic earnings per share[1,2]	$0.35	$0.40	$0.71	$0.86
Adjusted diluted earnings per share[1,2]	$0.34	$0.39	$0.69	$0.83
Assets under management at period end (billions)	$31.9	$28.7	$31.9	$28.7
Average assets under management (billions)[3]	$30.9	$30.0	$30.4	$30.5
Discretionary assets under management (billions)	$21.5	$20.4	$21.5	$20.4

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and six months ended June 30, 2023 are based on the number of shares of Class A common stock and Class B common stock outstanding as of June 30, 2023. Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $31.9 Billion

Silvercrest’s discretionary assets under management increased by $1.1 billion, or 5.4%, to $21.5 billion at June 30, 2023, from $20.4 billion at June 30, 2022. The increase was attributable to market appreciation of $2.0 billion partially offset by net client outflows of $0.9 billion. Silvercrest’s total AUM increased by $3.2 billion, or 11.1%, to $31.9 billion at June 30, 2023, from $28.7 billion at June 30, 2022. The increase was attributable to market appreciation of $2.4 billion and net client inflows of $0.8 billion.

Silvercrest’s discretionary assets under management increased by $0.2 billion, or 0.9%, to $21.5 billion at June 30, 2023, from $21.3 billion at March 31, 2023. The increase was attributable to market appreciation of $0.6 billion partially offset by net client outflows of $0.4 billion. Silvercrest’s total AUM increased by $2.0 billion, or 6.7%, to $31.9 billion at June 30, 2023, from $29.9 billion at March 31, 2023. The increase was attributable to market appreciation of $0.7 billion and net client inflows of $1.3 billion.

Second Quarter 2023 vs. Second Quarter 2022

Revenue decreased by $2.4 million, or 7.6%, to $29.7 million for the three months ended June 30, 2023, from $32.2 million for the three months ended June 30, 2022. This decrease was driven by a decrease in the average annual management fee based on the mix of discretionary and non-discretionary assets.

Total expenses increased by $2.9 million, or 14.5%, to $23.2 million for the three months ended June 30, 2023, from $20.3 million for the three months ended June 30, 2022. Compensation and benefits expense decreased by $1.2 million, or 6.8%, to $16.8 million for the three months ended June 30, 2023, from $18.0 million for the three months ended June 30, 2022. The decrease was primarily attributable to a decrease in the accrual for bonuses of $1.6 million partially offset by an increase in salaries and benefits of $0.3 million primarily as a result of merit-based increases and newly hired staff and an increase in equity-based compensation of $0.1 million due to the granting of additional RSUs. General and administrative expenses increased by $4.2 million, or 180.6%, to $6.5 million for the three months ended June 30, 2023, from $2.3 million for the three months ended June 30, 2022. This was primarily attributable to an adjustment to the fair value of contingent consideration related to the acquisition of Cortina of ($4.1) million recorded during the three months ended June 30, 2022, increases in portfolio and system expenses of $0.1 million, professional fees of $0.1 million, marketing expenses of 0.1 million and depreciation and amortization expense of $0.1 million, partially offset by decreases in travel and entertainment expenses of $0.3 million.

Consolidated net income was $5.1 million or 17.3% of revenue for the three months ended June 30, 2023, as compared to consolidated net income of $9.5 million or 29.4% of revenue for the same period in the prior year. Net income attributable to Silvercrest was $3.1 million, or $0.33 per basic share and diluted share for the three months ended June 30, 2023. Our Adjusted Net Income1 was $4.9 million, or $0.35 per adjusted basic share and $0.34 per adjusted diluted share2 for the three months ended June 30, 2023.

Adjusted EBITDA1 was $8.1 million or 27.3% of revenue for the three months ended June 30, 2023, as compared to $9.2 million or 28.5% of revenue for the same period in the prior year.

Six Months Ended June 30, 2023 vs. Six Months Ended June 30, 2022

Revenue decreased by $6.5 million, or 9.9%, to $59.2 million for the six months ended June 30, 2023, from $65.7 million for the six months ended June 30, 2022. This decrease was driven by market depreciation and net client outflows in discretionary assets under management.

Total expenses increased by $7.6 million, or 19.7%, to $45.9 million for the six months ended June 30, 2023, from $38.3 million for the six months ended June 30, 2022. Compensation and benefits expense decreased by $3.4 million, or 9.2%, to $33.3 million for the six months ended June 30, 2023, from $36.6 million for the six months ended June 30, 2022. The decrease was primarily attributable to a decrease in the accrual for bonuses of $4.3 million partially offset by an increase in salaries and benefits of $0.7 million primarily as a result of merit-based increases and newly hired staff an increase in equity-based compensation of $0.2 million due to the granting of additional RSUs. General and administrative expenses increased by $10.9 million to $12.6 million for the six months ended June 30, 2023, from $1.7 million for the six months ended June 30, 2022. This was primarily attributable to an adjustment to the fair value of contingent consideration related to the Cortina Acquisition of ($10.6) million recorded during the six months ended June 30, 2022, increases in portfolio and system expenses of $0.3 million, marketing expenses of 0.1 million and depreciation and amortization expense of $0.1 million, partially offset by decreases in travel and entertainment expenses of $0.2 million.

Consolidated net income was $10.4 million or 17.7% of revenue for the six months ended June 30, 2023, as compared to consolidated net income of $21.9 million or 33.3% of revenue for the same period in the prior year. Net income attributable to Silvercrest was $6.3 million, or $0.66 per basic share and diluted share for the six months ended June 30, 2023. Our Adjusted Net Income1 was $9.9 million, or $0.71 per adjusted basic share and $0.69 per adjusted diluted share2 for the six months ended June 30, 2023.

Adjusted EBITDA1 was $16.3 million or 27.5% of revenue for the six months ended June 30, 2023, as compared to $19.4 million or 29.6% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $47.4 million at June 30, 2023, compared to $77.4 million at December 31, 2022. As of June 30, 2023, there was $3.6 million outstanding under our term loan with City National Bank and nothing outstanding on our revolving credit facility with City National Bank.

Silvercrest Asset Management Group Inc.’s total equity was $82.9 million at June 30, 2023. We had 9,373,443 shares of Class A common stock outstanding and 4,529,370 shares of Class B common stock outstanding at June 30, 2023.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.
•
Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units (“RSUs”) and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on July 31, 2023, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723. A live, listen-only webcast will also be available via the investor relations section of www.silvercrestgroup.com. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; and our expectations with respect to deferred tax assets, adverse economic or market conditions, including the continued adverse effects of the coronavirus pandemic; incurrence of net losses; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, which is accessible on the U.S. Securities and Exchange Commission's website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022

Revenue
Management and advisory fees	$28,652	$31,103	$57,020	$63,551
Performance fees	—	2	—	2
Family office services	1,082	1,068	2,144	2,130
Total revenue	29,734	32,173	59,164	65,683
Expenses
Compensation and benefits	16,756	17,971	33,254	36,630
General and administrative	6,460	2,302	12,641	1,714
Total expenses	23,216	20,273	45,895	38,344
Income before other (expense) income, net	6,518	11,900	13,269	27,339
Other (expense) income, net
Other (expense) income, net	23	7	68	15
Interest income	26	3	45	4
Unrealized gain (loss)	—	(1)	—	(1)
Interest expense	(112)	(83)	(228)	(161)
Total other (expense) income, net	(63)	(74)	(115)	(143)
Income before provision for income taxes	6,455	11,826	13,154	27,196
Provision for income taxes	(1,320)	(2,353)	(2,709)	(5,327)
Net income	5,135	9,473	10,445	21,869
Less: net income attributable to non-controlling interests	(2,050)	(3,703)	(4,156)	(8,531)
Net income attributable to Silvercrest	$3,085	$5,770	$6,289	$13,338
Net income per share:
Basic	$0.33	$0.58	$0.66	$1.35
Diluted	$0.33	$0.58	$0.66	$1.35
Weighted average shares outstanding:
Basic	9,456,347	9,887,018	9,502,301	9,878,130
Diluted	9,480,079	9,913,437	9,528,720	9,901,738

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of non-GAAP financial measure:
Net income	$5,135	$9,473	$10,445	$21,869
Provision for income taxes	1,320	2,353	2,709	5,327
Delaware Franchise Tax	50	50	100	100
Interest expense	112	83	228	161
Interest income	(26)	(3)	(45)	(4)
Depreciation and amortization	1,057	970	2,016	1,927
Equity-based compensation	382	276	694	504
Other adjustments (A)	86	(4,039)	150	(10,471)
Adjusted EBITDA	$8,116	$9,163	$16,297	$19,413
Adjusted EBITDA Margin	27.3%	28.5%	27.5%	29.6%
(a)
Other adjustments consist of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Acquisition costs (a)	$—	$11	$5	$27
Severance	19	—	19	—
Other (b)	67	(4,050)	126	(10,498)
Total other adjustments	$86	$(4,039)	$150	$(10,471)
(a)
For the six months ended June 30, 2023, represents professional fees of $5 related to the acquisition of Cortina. For the three months ended June 30, 2022, represents insurance costs of $11 related to the acquisition of Cortina. For the six months ended June 30, 2022, represents insurance costs of $22 and professional fees of $5 related to the acquisition of Cortina.
(b)
For the three months ended June 30, 2023, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, $12 related to moving costs, a fair value adjustment to the Cortina contingent purchase price consideration of ($2) and software implementation costs of $9. For the six months ended June 30, 2023, represents an ASC 842 rent adjustment of $96 related to the amortization of property lease incentives, $12 related to moving costs, a fair value adjustment to the Cortina contingent purchase price consideration of ($2) and software implementation costs of $20. For the three months ended June 30, 2022, represents a fair value adjustment to the Cortina contingent purchase price consideration of ($4,100), an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives and expenses related to the Coronavirus pandemic of $2. For the six months ended June 30, 2022, represents a fair value adjustment to the Cortina contingent purchase price consideration of ($10,600), an ASC 842 rent adjustment of $96 related to the amortization of property lease incentives and expenses related to the Coronavirus pandemic of $6.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of non-GAAP financial measure:
Net income	$5,135	$9,473	$10,445	$21,869
Consolidated GAAP Provision for income taxes	1,320	2,353	2,709	5,327
Delaware Franchise Tax	50	50	100	100
Other adjustments (A)	86	(4,039)	150	(10,471)
Adjusted earnings before provision for income taxes	6,591	7,837	13,404	16,825
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(1,714)	(2,038)	(3,485)	(4,375)

Adjusted net income	$4,877	$5,799	$9,919	$12,451

GAAP net income per share (B):
Basic	$0.33	$0.58	$0.66	$1.35
Diluted	$0.33	$0.58	$0.66	$1.35

Adjusted earnings per share/unit (B):
Basic	$0.35	$0.40	$0.71	$0.86
Diluted	$0.34	$0.39	$0.69	$0.83

Shares/units outstanding:
Basic Class A shares outstanding	9,373	9,911	9,373	9,911
Basic Class B shares/units outstanding	4,529	4,603	4,529	4,603
Total basic shares/units outstanding	13,902	14,514	13,902	14,514

Diluted Class A shares outstanding (C)	9,397	9,943	9,397	9,943
Diluted Class B shares/units outstanding (D)	5,046	4,977	5,046	4,977
Total diluted shares/units outstanding	14,443	14,920	14,443	14,920
(A)
See A in Exhibit 2.
(B)
GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)
Includes 23,732 and 31,974 unvested restricted stock units at June 30, 2023 and 2022, respectively.
(D)
Includes 264,037 and 120,772 unvested restricted stock units at June 30, 2023and 2022, respectively, and 252,904 unvested non-qualified options at June 30, 2023 and 2022.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition
(Unaudited and in thousands)

	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$47,437	$77,432
Investments	146	146
Receivables, net	9,301	9,118
Due from Silvercrest Funds	1,766	577
Furniture, equipment and leasehold improvements, net	6,934	5,021
Goodwill	63,675	63,675
Operating lease assets	21,798	23,653
Finance lease assets	283	342
Intangible assets, net	20,124	21,349
Deferred tax asset—tax receivable agreement	5,989	6,915
Prepaid expenses and other assets	5,087	4,447
Total assets	$182,540	$212,675
Liabilities and Equity
Accounts payable and accrued expenses	$1,891	$1,704
Accrued compensation	16,472	39,734
Borrowings under credit facility	3,630	6,337
Operating lease liabilities	28,567	29,552
Finance lease liabilities	286	344
Deferred tax and other liabilities	9,522	9,172
Total liabilities	60,368	86,843
Commitments and Contingencies (Note 10)
Equity
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01, 50,000,000 shares authorized; 10,144,078 and 9,373,443 issued and outstanding, respectively, as of June 30, 2023; 10,068,369 and 9,559,587 issued and outstanding, respectively, as of December 31, 2022	101	101
Class B Common Stock, par value $0.01, 25,000,000 shares authorized; 4,529,370 and 4,545,380 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	44	44
Additional Paid-In Capital	54,448	53,982
Treasury Stock, at cost, 770,635 and 508,782 shares as of June 30, 2023 and December 31, 2022, respectively	(14,284)	(9,295)
Accumulated other comprehensive income (loss)	(5)	—
Retained earnings	42,621	39,761
Total Silvercrest Asset Management Group Inc.’s equity	82,925	84,593
Non-controlling interests	39,247	41,239
Total equity	122,172	125,832
Total liabilities and equity	$182,540	$212,675

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended June 30,		% Change from June 30,
	2023	2022	2022
Beginning assets under management	$29.9	$31.2	-4.2%

Gross client inflows	2.4	2.9	-17.2%
Gross client outflows	(1.1)	(2.2)	-50.0%
Net client flows	1.3	0.7	100.0%

Market appreciation/(depreciation)	0.7	(3.2)	-121.9%
Ending assets under management	$31.9	$28.7	11.1%

	Six Months Ended June 30,		% Change from June 30,
	2023	2022	2022
Beginning assets under management	$28.9	$32.3	-10.5%

Gross client inflows	3.9	4.4	-11.4%
Gross client outflows	(2.7)	(3.7)	-27.0%
Net client flows	1.2	0.7	71.4%

Market appreciation/(depreciation)	1.8	(4.3)	-141.9%
Ending assets under management	$31.9	$28.7	11.1%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change from June 30,
	2023	2022	2022
Beginning assets under management	$21.3	$23.8	-10.5%

Gross client inflows	0.5	1.2	-58.3%
Gross client outflows	(0.9)	(2.1)	-57.1%
Net client flows	(0.4)	(0.9)	-55.6%

Market appreciation/(depreciation)	0.6	(2.5)	-124.0%
Ending assets under management	$21.5	$20.4	5.4%

	Six Months Ended June 30,		% Change from June 30,
	2023	2022	2022
Beginning assets under management	$20.9	$25.1	-16.7%

Gross client inflows	1.9	2.6	-26.9%
Gross client outflows	(2.4)	(3.6)	-33.3%
Net client flows	(0.5)	(1.0)	-50.0%

Market appreciation/(depreciation)	1.1	(3.7)	-129.7%
Ending assets under management	$21.5	$20.4	5.4%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change from June 30,
	2023	2022	2022
Beginning assets under management	$8.6	$7.4	16.2%

Gross client inflows	1.9	1.7	11.8%
Gross client outflows	(0.2)	(0.1)	100.0%
Net client flows	1.7	1.6	100.0%

Market appreciation/(depreciation)	0.1	(0.7)	100.0%
Ending assets under management	$10.4	$8.3	25.3%

	Six Months Ended June 30,		% Change from June 30,
	2023	2022	2022
Beginning assets under management	$8.0	$7.2	11.1%

Gross client inflows	2.0	1.8	11.1%
Gross client outflows	(0.3)	(0.1)	200.0%
Net client flows	1.7	1.7	100.0%

Market appreciation/(depreciation)	0.7	(0.6)	-100.0%
Ending assets under management	$10.4	$8.3	25.3%

NM = Not Meaningful

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended June 30,
	2023	2022
Total AUM as of March 31,	$29.902	$31.230
Discretionary AUM:
Total Discretionary AUM as of March 31,	$21.251	$23.779
New client accounts/assets (1)	0.022	0.110
Closed accounts (2)	(0.037)	(0.008)
Net cash inflow/(outflow) (3)	(0.332)	(0.963)
Non-discretionary to Discretionary AUM (4)	(0.040)	(0.006)
Market appreciation/(depreciation)	0.636	(2.486)
Change to Discretionary AUM	0.249	(3.353)
Total Discretionary AUM at June 30,	21.500	20.426
Change to Non-Discretionary AUM (5)	1.773	0.809
Total AUM as of June 30,	$31.924	$28.686

	Six Months Ended June 30,
	2023	2022
Total AUM as of January 1,	$28.905	$32.320
Discretionary AUM:
Total Discretionary AUM as of January 1,	$20.851	$25.073
New client accounts/assets (1)	0.097	0.184
Closed accounts (2)	(0.085)	(0.029)
Net cash inflow/(outflow) (3)	(0.506)	(1.126)
Non-discretionary to Discretionary AUM (4)	(0.038)	(0.003)
Market (depreciation)/appreciation	1.181	(3.673)
Change to Discretionary AUM	0.649	(4.647)
Total Discretionary AUM at June 30,	21.500	20.426
Change to Non-Discretionary AUM (5)	2.370	1.013
Total AUM as of June 30,	$31.924	$28.686

(1)
Represents new account flows from both new and existing client relationships.
(2)
Represents closed accounts of existing client relationships and those that terminated.
(3)
Represents periodic cash flows related to existing accounts.
(4)
Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM.
(5)
Represents the net change to Non-Discretionary AUM.

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of June 30, 2023

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	12.6	13.9	10.0	11.9	9.3
Russell 1000 Value Index		11.5	14.3	8.1	8.9	7.5

Small Cap Value Composite	4/1/02	11.4	16.4	6.2	9.4	10.1
Russell 2000 Value Index		6.0	15.4	3.5	7.7	7.5

Smid Cap Value Composite	10/1/05	5.2	12.9	4.9	8.9	9.1
Russell 2500 Value Index		10.4	16.1	5.3	8.0	7.3

Multi Cap Value Composite	7/1/02	8.3	11.5	6.8	9.8	9.3
Russell 3000 Value Index		11.2	14.4	7.8	8.9	8.0

Equity Income Composite	12/1/03	8.4	11.9	6.5	9.1	10.7
Russell 3000 Value Index		11.2	14.4	7.8	8.9	8.1

Focused Value Composite	9/1/04	-1.2	6.6	2.9	6.7	9.1
Russell 3000 Value Index		11.2	14.4	7.8	8.9	7.9

Small Cap Opportunity Composite	7/1/04	20.7	13.9	7.8	11.4	10.8
Russell 2000 Index		12.3	10.8	4.2	8.8	7.7

Small Cap Growth Composite	7/1/04	19.9	13.0	9.7	15.2	10.8
Russell 2000 Growth Index		18.5	6.1	4.2	9.3	8.2

Smid Cap Growth Composite	1/1/06	13.4	8.1	11.8	16.0	10.8
Russell 2500 Growth Index		18.6	6.6	7.0	11.0	9.2

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.